Exhibit (g)(8)

SCHEDULE I

to the Custody Agreement

by and between IVY FUNDS on behalf of the each Fund listed below and THE BANK OF NEW YORK MELLON

Ivy Funds

Ivy Asset Strategy Fund1, 2, 3

Ivy Asset Strategy New Opportunities Fund4

Ivy Balanced Fund

Ivy Bond Fund

Ivy Core Equity Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Income Allocation Fund

Ivy Global Natural Resources Fund

Ivy Global Real Estate Fund

Ivy Global Risk-Managed Real Estate Fund

Ivy High Income Fund

Ivy International Core Equity Fund

Ivy International Growth Fund

Ivy Large Cap Growth Fund

Ivy Limited-Term Bond Fund

Ivy Managed European/Pacific Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Money Market Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Real Estate Securities Fund

Ivy Science and Technology Fund

Ivy Small Cap Growth Fund

Ivy Small Cap Value Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund

[1]	Including the wholly-owned subsidiary IVY ASF, LLC
[2]	Including the wholly-owned subsidiary IVY ASF II, Ltd.
[3]	Including the wholly-owned subsidiary Ivy ASF III (SBP), LLC
[4]	Including the wholly-owned subsidiary IVY ASNO II, Ltd.

Amended and Effective December 12, 2012 with respect to addition of IVY ASF, LLC; Amended and Effective February 15, 2013 with respect to addition of IVY ASF, II Ltd. and IVY ASNO, II Ltd.; Amended and effective February 26, 2013 with respect to addition of Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund; Amended and effective April 9, 2013 with respect to addition of Ivy ASF III (SBP), LLC; Amended and Effective November 12, 2013 with respect to name change of Ivy Pacific Opportunities Fund to Ivy Emerging Markets Equity Fund.